Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                         CENTENNIAL COMMUNICATIONS CORP.
             (Exact name of registrant as specified in its charter)

         Delaware                                        06-1242753
    (State or other jurisdiction of            (I.R.S. Employer Identification
     incorporation or organization)                        Number)

                                 3349 Route 138
                                 Wall, NJ 07719
                                 (732) 556-2200
               (Address of principal executive offices) (Zip code)

 Centennial Communications Corp. and its Subsidiaries 1999 Stock Option and
                   Restricted Stock Purchase Plan, as amended
                            (Full title of the plan)

                               Tony L. Wolk, Esq.
                         Centennial Communications Corp.
                                 3349 Route 138
                                 Wall, NJ 07719
                                 (732) 556-2200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                        _________________________________

                                   Copies to:
                            Michael H. Margulis, Esq.
                          Duane, Morris & Heckscher LLP
                              380 Lexington Avenue
                            New York, New York 10168
                                 (212) 692-1000
                        _________________________________

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
Title of securities to      Amount to be         Proposed maximum       Proposed maximum           Amount of
     be registered          registered(1)       offering price per     aggregate offering      registration fee
                                                     share (2)              price (2)
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Common Stock, par          3,000,000 shares          $9.58               $28,725,000               $7,181
value $0.01 per share
====================================================================================================================

(1)  Represents additional shares reserved for issuance under the Plan.

(2) Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on November 21, 2001.


================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

INCORPORATION OF PREVIOUS REGISTRATION STATEMENT

     Pursuant to General Instruction E to Form S-8, Centennial Communications Corp. (previously known as Centennial Cellular Corp.), a Delaware corporation (the "Company"), is filing this registration statement to include an additional 3,000,000 shares under the Centennial Communications Corp. and its Subsidiaries 1999 Stock Option and Restricted Stock Purchase Plan, as amended. 9,000,000 shares (after giving effect to a 3-for-1 stock split) were previously registered by the Company's Registration Statement on Form S-8, File No. 333-92293. Pursuant to General Instruction E, the contents of Registration Statement No. 333-92293, including the reoffer prospectus included therein, are hereby incorporated by reference.

     Item 3. Incorporation of Documents By Reference.

     The following documents filed with the Securities and Exchange Commission by Centennial Communications Corp., a Delaware corporation (the "Company"), are incorporated herein by reference:

          (1) the Company's Annual Report on Form 10-K for the year ended May 31, 2001;

          (2) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2001; and

          (3) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (Registration No. 0-19603), as amended.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

     Item 4. Description of Securities.

     Not applicable.

     Item 5. Interest of Named Experts and Counsel.

     Not applicable

     Item 6. Indemnification of Directors and Officers.

     The Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate") provides that the Company shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the "DGCL"), as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities and other matters referred to in or covered by said section. The Company's Amended and Restated By-Laws (the "By-Laws") provide that every person now or hereafter serving as a director or officer of the Company

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

and every such director or officer serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Company in accordance with and to the fullest extent permitted by law for the defense of, or in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. The By-Laws also provide that the right to indemnification includes the right to be paid expenses incurred in defending a civil, criminal, administrative, or investigative action, suit or proceeding in advance of its final disposition; provided, however, that such advance payment will only be made upon delivery to the Company of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director is not entitled to indemnification.

     Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. If a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be made only for expenses, actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Pursuant to Section 102(b)(7) of the DGCL, the Restated Certificate eliminates the liability of a director to the corporation or its stockholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

     Item 7. Exemption from Registration Claimed.

     Not applicable.

     Item 8. Exhibits.

     4(a) Amended and  Restated  Certificate  of  Incorporation  of the Company.
          Incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-3 dated June 9, 2000.

     (b) Amended and Restated By-Laws of the Company. Incorporated herein by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K dated January 22, 1999.

     5    Opinion of Tony L. Wolk, Esq.

     23.1 Consent of Deloitte & Touche LLP

     23.2 Consent of Tony L. Wolk, Esq. (included in Exhibit 5)

     24   Powers of Attorney (included on page 5).

     99 The Centennial Communications Corp. and its Subsidiaries 1999 Stock Option and Restricted Stock Purchase Plan, as amended. Incorporated herein by reference to Exhibit A to the Company's Proxy Statement filed on September 27, 1999.

     Item 9. Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement, to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wall, State of New Jersey, on November 27, 2001.

                                             CENTENNIAL COMMUNICATIONS CORP.

                                             By: /s/ Michael J. Small
                                                 ----------------------------
                                                 Michael J. Small, President and
                                                     Chief Executive Officer


     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Michael J. Small, Peter W. Chenayl, and Tony Wolk, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-8 of Centennial Communications Corp. relating to the offering of shares of its Common Stock, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.


    Signatures               Title                                Date
    ----------               -----                                ----

/s/ Michael J. Small         President, Chief Executive        November 27, 2001
---------------------------  Officer and Director
   Michael J. Small          (Principal Executive Officer)



/s/ Peter W. Chehayl         Senior Vice President, Treasurer  November 27, 2001
---------------------------  and Chief Financial Officer
   Peter W. Chehayl          (Principal Financial Officer)


/s/ Thomas E. Bucks          Senior Vice President -           November 27, 2001
---------------------------  Controller
   Thomas E. Bucks           (Principal Accounting Officer)


/s/ Thomas E. McInerney      Director                          November 27, 2001
---------------------------
   Thomas E. McInerney

/s/ Carmen Ana Culpeper      Director                          November 27, 2001
---------------------------
   Carmen Ana Culpeper


/s/ Anthony J. de Nicola     Director                          November 27, 2001
---------------------------
   Anthony J. de Nicola


/s/ Mark T. Gallogly         Director                          November 27, 2001
---------------------------
   Mark T. Gallogly


/s/ James R. Matthews        Director                          November 27, 2001
---------------------------
   James R. Matthews


/s/ John M. Scanlon          Director                          November 27, 2001
---------------------------
   John M. Scanlon


/s/ David M. Tolley          Director                          November 27, 2001
---------------------------
   David M. Tolley


/s/ J. Stephen Vanderwoude   Director                          November 27, 2001
---------------------------
   J. Stephen Vanderwoude

                                 EXHIBIT INDEX

Exhibit
Number       Exhibit

4(a)        Amended  and  Restated   Certificate  of   Incorporation  of  the
            Company. Incorporated   herein  by  reference  to  Exhibit  3.1  to
            the Company's Registration Statement on Form S-3 dated June 9, 2000.

 (b) Amended and Restated By-Laws of the Company. Incorporated herein by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K dated January 22, 1999.

5           Opinion of Tony L. Wolk, Esq.

23.1        Consent of Deloitte & Touche LLP

23.2        Consent of Tony L. Wolk, Esq. (included in Exhibit 5)

24          Powers of Attorney (included on page 5).

99 The Centennial Communications Corp. and its Subsidiaries 1999 Stock Option and Restricted Stock Purchase Plan, as amended. Incorporated herein by reference to Exhibit A to the Company's Proxy Statement filed on September 27, 1999.